UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2019

cbdMD, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8845 Red Oak Blvd, Charlotte, NC 28217
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-3060

________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common	YCBD	NYSE American
8.0% Series A Cumulative Convertible Preferred Stock	YCBD PR A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On November 20, 2019, cbdMD, Inc. issued a press release announcing the declaration of a monthly cash dividend to holders of our 8.0% Series A Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Series A Convertible Preferred Stock”). The dividend of $0.0667per share of Series A Convertible Preferred Stock is payable on December 16, 2019 to holders of record on December 1, 2019. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Incorporated by Reference
			Date		Filed or Furnished
No.	Exhibit Description	Form	Filed	Number	Herewith
99.1	Press release dated November 20, 2019				Furnished

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, Inc.

Date: November 20, 2019	By:	/s/ Mark S. Elliott
Mark S. Elliott, Chief Financial Officer and Chief Operating Officer